THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER APPLICABLE SECURITIES LAWS.


                                    WARRANT
                          To Purchase Common Stock of
                      MOBLEY ENVIRONMENTAL SERVICES, INC.

     1. GRANT OF WARRANT. Subject to the terms and conditions set forth herein, Mobley Environmental Services, Inc., a Delaware corporation, (the "Company") hereby grants GAP Capital, L.L.C., a Texas limited liability company ("Buyer") or its registered assigns ("Holder"), this Warrant (this "Warrant") to purchase from the Company (a) 228,133 shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock"), (being approximately equal to 4.9% of the number of shares of Class A Common Stock that, as of February 22, 1999, were issued and outstanding on a fully diluted basis giving effect to the exercise of this Warrant and the exercise of all securities (other than shares of Class B Common Stock (as defined)) convertible into shares of Class A Common Stock) and (b) 235,861 shares of Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock"), (being equal to 4.9% of the number of shares of Class B Common Stock that, as of February 22, 1999, were issued and outstanding on a fully diluted basis giving effect to the exercise of this Warrant and the exercise of all securities convertible into shares of Class B Common Stock). The Class A Common Stock and the Class B Common Stock are referred to collectively as the "Common Stock." Shares of Common Stock subject to this Warrant are referred to as the "Warrant Shares." This Warrant is being granted in connection with, and as consideration for, the substantial expense to be undertaken by Buyer in connection with the conduct of its due diligence regarding the Company and in otherwise preparing for the transactions contemplated by the Tender Offer Agreement between Buyer and the Company dated as of the date hereof (the "Tender Agreement"). Capitalized terms not defined herein shall have the meanings set forth in the Tender Agreement.

     2. EXERCISE PRICE. The exercise price per share of the Common Stock shall be Twenty Cents ($.20) (the "Exercise Price").

     3.   CONDITIONS TO EXERCISE.

     (a) The Holder may exercise this Warrant, in whole or in part, at any time and from time to time prior to December 31, 2003 after the occurrence of an Exercise Event (as defined below). Notwithstanding the expiration of the Warrant, the Holder shall be entitled to acquire those Warrant Shares with respect to which it has exercised the Warrant in accordance with the terms hereof prior to the expiration of the Warrant.

     (b) An "Exercise Event" shall occur for purposes of this Agreement upon the occurrence prior to December 31, 1999 of any of the following:

          (i) the Company shall have entered into an agreement with a Third Party pursuant to which such Third Party would acquire in excess of 9.9% of any class of equity securities of the Company or any substantial portion of the business or assets of the Company; or

          (ii) the Board of Directors of the Company or any record or beneficial holder of more than 5% of the Class B Common Stock shall recommend or not oppose any transaction with a Third Party similar to the transactions contemplated by the Tender Agreement.

     4. EXERCISE OF THE WARRANT; PAYMENT AND DELIVERY OF CERTIFICATES. In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal executive offices the following (the "Exercise Documents"): (a) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased pursuant to such exercise; (b) cash or cash equivalent payable to the order of the Company in an amount equal to the aggregate Exercise Price for all shares of Common Stock to be purchased pursuant to such exercise; and (c) this Warrant, accompanied by a subscription for Common Stock in the form of the Subscription appearing at the end of this Warrant. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ten (10) days thereafter, execute or cause to be executed and deliver to such Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, or if the Company has a transfer agent for its Common Stock, cause such transfer agent to do the same. The stock certificate or certificates so delivered shall be registered in the name of Holder, or such other name as shall be designated in said notice.

     This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date that the Exercise Documents are received by the Company. Holder shall not, by virtue of its ownership of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or in equity, until Holder delivers the Exercise Documents in accordance with the terms of this Warrant. If the exercise of this Warrant is for less than all of the shares of Common Stock issuable under this

Warrant, the Company will issue a new Warrant of like tenor and date for the balance of such shares issuable hereunder to Holder.

     5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants that:

     (a) the Company has the full corporate power and authority to execute and deliver this Warrant and to consummate the transactions contemplated by this Warrant; the execution, delivery and performance by the Company of this Warrant and the consummation by the Company of the transactions contemplated by this Warrant have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Warrant or to consummate the transactions contemplated by this Warrant; this Warrant has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; no filing with, and no permit, authorization, consent, or approval of, any foreign or domestic public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Warrant;

     (b) the consummation by the Company of the transactions contemplated by this Warrant and the compliance by the Company with any of the provisions of this Warrant will not (i) conflict with or result in any breach of any provision of the charters of bylaws or equivalent organizational documents of the Company or any of its subsidiaries; (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, lease, contract agreement, or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound; or
(iii) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Company, any of its subsidiaries or any of their properties or assets;

     (c) the Company has taken all necessary corporate and other action to reserve, and at all times from the date hereof until the obligation to deliver Common Stock upon the exercise of the Warrant terminates will have reserved for issuance, upon exercise of the Warrant, shares of Common Stock equal to the number of shares of Common Stock for which the Warrant may be exercised, and the Company will take all necessary corporate action to reserve for issuance all additional shares of Common Stock or other securities which may be issued upon exercise of the Warrant pursuant to
Section 6 of this Agreement; and

     (d) the shares of Common Stock to be issued upon due exercise of the Warrant, including all additional shares of Common Stock or other securities which may be issuable pursuant to Section 6 of this Agreement, upon issuance and payment therefor pursuant hereto, shall be validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, including any preemptive rights of any stockholder of the Company.

     6.   ADJUSTMENT UPON SHARE ISSUANCES, CHANGES IN CAPITALIZATION, ETC.

     (a) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary act, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Holder against impairment.

     (b) In the event of any change in Common Stock by reason of, without limitation, a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities to be delivered by the Company pursuant to the Warrant shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that the Holder shall receive upon exercise of the Warrant the number and class of shares or other securities or property that the Holder would have received if the Warrant had been exercised immediately prior to such event, or the record date therefor, as applicable.

     (c) In the event that the Company shall enter into an agreement (i) to consolidate with or merge into any person, other than the Buyer or one of its subsidiaries, and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than the Buyer or one of its subsidiaries, to merge into the Company and the Company shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than the Buyer or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Warrant shall, upon the consummation of any such transaction and upon the terms and conditions set forth in this Warrant, be converted into, or exchanged for, an option to acquire the same consideration received by the holders of Common Stock pursuant to such a transaction had the Warrant been exercised in full prior to the consummation of such transaction. The provisions of this Warrant, including Sections 1, 2, 3 and 6, shall apply with appropriate adjustments to any securities for which the Warrant becomes exercisable pursuant to this Section 6.

     7. TAXES. The issuance of any shares of Common Stock or other certificate upon the exercise of this Warrant shall be made without charge to Holder for any tax in respect of the issuance of such certificate. The Company shall be responsible for any applicable issue or transfer taxes.

     8. TRANSFER; REPLACEMENT. Subject to the provisions of the legend on the face of this Warrant, this Warrant and all options and rights hereunder are transferable, as to all or any part of the number of shares of Common Stock purchasable upon its exercise, by Holder in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant to the Company, together with written instructions (in the form of the Form Assignment attached hereto) indicating the name and address of the transferee and the portion of this Warrant being transferred. The Company shall deem and treat Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. If this Warrant is transferred in part, the Company shall at the time of surrender of this Warrant, issue to the transferee a Warrant covering the number of shares of Common Stock transferred and to the transferor a Warrant covering the number of shares of Common Stock not transferred. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, the Company shall issue a new Warrant of like tenor. The term "Warrant" as used herein includes any other warrant for which this Warrant may be exchanged. Holder, by its acceptance hereof, consents to and agrees to be bound by and to comply with all of the provisions of this Warrant.

     9. CASH IN LIEU OF FRACTIONAL SHARES. The Company shall not be required to issue fractional shares of Common Stock upon the exercise of this Warrant. If Holder of this Warrant would be entitled, upon the exercise of any rights evidenced hereby, to receive a fractional interest in a share of Common Stock, the Company shall pay a cash adjustment for such fraction equal to the equivalent market price for such fractional share (as determined in a manner to be prescribed by the Board of Directors of the Company) at the close of business on the exercise date.

     10.  MISCELLANEOUS.

     (a) EXPENSES. Except as otherwise provided in the Tender Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own counsel.

     (b) WAIVER AND AMENDMENT. Any provision of this Warrant may be waived in writing at any time by the party that is entitled to the benefits of such provision. This Warrant may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the Company, Buyer and the Holder (if different from Buyer).

     (c) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARY; SEVERABILITY. Except as otherwise set forth in the Tender Agreement, this Warrant (including other documents and instruments referred to herein or therein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction or a governmental entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     (d) GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAW RULES.

     (e) DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Warrant.

     (f) SUCCESSORS AND ASSIGNS. Neither this Warrant nor any of the rights, interests or obligations hereunder shall be assigned by the Company without the prior written consent of Buyer. Buyer may assign its rights, interests or obligations under this Warrant to any person without the Company's consent. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company, if any, and Holder and, shall be enforceable by any such Holder.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed.

     Dated as of June 4, 1999.


                                       Mobley Environmental Services, Inc.,
                                       a Delaware corporation


                                       By: /s/ John Mobley
                                           ---------------------------------

                                       Its: Chairman
                                           ---------------------------------


ACKNOWLEDGED:

GAP Capital, L.L.C.,
a Texas limited liability company


By: /s/ Joe Pipes
   ---------------------------------
     Joe Pipes,
     its Manager

                               SUBSCRIPTION FORM

              (To be executed only upon exercise of this Warrant)

     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for ______________ shares of Class ____ Common Stock of Mobley Environmental Services Inc., a Delaware corporation, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to __________________________ whose address is __________________________, and if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder to be delivered to the undersigned.

     Dated:_________________________


                                       By:_________________________________

                                       Its:________________________________

                                       Address:____________________________

                                       ____________________________________

                                ASSIGNMENT FORM

     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all the rights of the undersigned under this Warrant with respect to the number of shares of Common Stock set forth below:


Name & Address of Assignee             Number of Shares of Common Stock




and does hereby irrevocably constitute and appoint as Attorney _______________ to register such transfer on the books of ____________________________________
maintained for the purpose, with full power of substitution in the premises.


     Dated:_________________________


                                       By:_________________________________

                                       Its:________________________________



     The Assignee named above, by acceptance of this assignment, agrees to be bound by the terms of this Warrant with the same force and effect as if a signatory thereto.


                                       ____________________________________
                                            (signature)

                                       Address:____________________________

                                       ____________________________________


Dated:_________________________